U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2006

STERLING MINING COMPANY
(Exact name of registrant as specified in its charter)

000-51669
(Commission File No.)

Idaho	82-0300575
(State or Other Jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2201 Government Way, Suite E, Coeur d'Alene, ID 83814
(Address of principal executive offices)

(208) 666-4070
(Registrant’s telephone number)

Not Applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)	Election of New Director

The Board of Directors of Sterling Mining Company (the “Company”) appointed Mr. Roger A. Van Voorhees as a director of the Company effective June 9, 2006, thereby increasing the size of the Board to five (5) members. Mr. Van Voorhees graduated with a B.S. degree from Western Michigan University and has business and investment interests in the hospitality, real estate, oil and gas, and metal mining industries.

The Board affirmatively determined that Mr. Van Voorhees qualifies as an “independent director” under applicable NASD rules, and it is expected that he will be appointed to serve on the Board’s audit and compensation committees. There is no agreement or understanding between Mr. Van Voorhees and any other person pursuant to which he was appointed to the Board, and Mr. Van Voorhees is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING MINING COMPANY

Date: June 14, 2006	By:	/s/ James N. Meek
James N. Meek, CFO, Vice President